Exhibit 99.1

VBI Vaccines Announces Research Collaboration with

GlaxoSmithKline to Enhance Vaccine Stability

CAMBRIDGE, MA (February 9th, 2016) – VBI Vaccines Inc. (Nasdaq: VBIV) (“VBI”) has entered into a research collaboration with GlaxoSmithKline Biologicals SA (“GSK”) to evaluate VBI’s LPV™ Platform. VBI’s LPV Platform is a proprietary formulation and process that enables the development of vaccines and biologics with improved stability and preserved potency.

Under the terms of the research collaboration, GSK has the option to negotiate an exclusive license to VBI’s LPV Platform for use in a defined field. Further terms of the collaboration were not disclosed.

“With our partners, we seek to develop a next generation of vaccines and biologics with improved stability characteristics that allow for consistently safe and effective administration in both established and emerging markets,” said Jeff Baxter, VBI’s President and CEO. “We’re thrilled to be working with GlaxoSmithKline, a leading global healthcare company, to explore the potential of the LPV technology to their pipeline. This collaboration further validates the significant potential of our LPV Platform.”

Stability is a critical issue potentially affecting vaccine potency, safety, and ultimately patient access. The LPV Platform uses a proprietary formulation and process to enclose and protect the antigen (active component) of a vaccine or biologic. VBI has completed proof of concept studies on a number of vaccine and biologic targets that demonstrate the LPV Platform’s ability to preserve potency under stress conditions.

To learn more about the LPV Platform, visit: http://www.vbivaccines.com/technology/thermostable-platform/.

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company developing novel technologies that seek to expand vaccine protection in large underserved markets. VBI’s eVLP Platform allows for the design of enveloped (“e”) virus-like particle (“VLP”) vaccines that closely mimic the target virus. VBI’s lead eVLP asset is a prophylactic cytomegalovirus (“CMV”) vaccine; VBI has initiated work for GMP manufacturing of its CMV candidate for use in formal preclinical and Phase I trials. VBI’s second platform is a thermostable technology that enables the development of vaccines and biologics that can preserve vaccine potency and withstand storage or shipment at fluctuating temperatures. VBI has completed proof of concept thermostability studies on a number of vaccine and biologic targets. VBI is headquartered in Cambridge, MA with research facilities in Ottawa, Canada.

Website Home: http://www.vbivaccines.com/

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Investors: http://ir.vbivaccines.com/

VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com                                                                                                1

Company Contact

Perri Maduri, Communications Executive

Phone: (617) 830-3031 x124

Email: ir@vbivaccines.com

Investor Contacts

Robert B. Prag, President

The Del Mar Consulting Group, Inc.

Phone: (858) 794-9500

Email: bprag@delmarconsulting.com

Scott Wilfong, President

Alex Partners, LLC

Phone: (425) 242-0891

Email: scott@alexpartnersllc.com

Forward-Looking Statement Disclosure

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the efficacy of potential products, the timelines for bringing such products to market, and the availability of funding sources for continued development of such products. Forward-looking statements are based on management’s estimates, assumptions, and projections, and are subject to uncertainties, many of which are beyond the control of VBI. Actual results may differ materially from those anticipated in any forward-looking statement. Factors that may cause such differences include the risks that potential products that appear promising to VBI cannot be shown to be efficacious or safe in subsequent preclinical or clinical trials, VBI will not obtain appropriate or necessary governmental approvals to market these or other potential products, VBI may not be able to obtain anticipated funding for its development projects or other needed funding, and VBI may not be able to secure or enforce adequate legal protection, including patent protection, for its products. All forward-looking statements included in this press release are made only as of the date of this press release, and VBI does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

More detailed information about VBI and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this press release, is set forth in VBI’s filings with the Securities and Exchange Commission (the “Commission”). VBI urges investors and security holders to read those documents free of charge at the Commission’s Web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from VBI. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, VBI undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com                                                                                                 2